AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND

BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014, AS AMENDED

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund II (the "Trust"), acting on behalf of one or more of its series listed in Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended (the "Agreement") is made as of December 1, 2020 (the "Amendment").

WITNESSETH:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

1.	Each of Sprucegrove International Equity Master Fund (the Master Fund) and Sprucegrove International Equity Fund (the Feeder Fund) shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter each shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

2.	Except as amended hereby, all other provisions in the Agreement shall remain the same. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		THE ADVISORS' INNER CIRCLE FUND 11

By:	/s/Eruch A. Mody	By:	/s/Matthew M. Maher
Name:	Eruch A. Mody	Name:	Matthew M. Maher

Title:	Senior Vice President	Title:	Title: Vice President and Secretary

SCHEDULE I
TO
THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS’ INNER CIRCLE FUND II AND BROWN
BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014, AS AMENDED

List of Funds as of December 1, 2020

Westfield Capital Large Cap Growth Fund

Westfield Capital Dividend Growth Fund

R Squared International Equity Fund

Kopernik Global All-Cap Fund

Kopernik International Fund

RQSI Small Cap Hedged Equity Fund

RQSI GAA Systematic Global Macro Fund

Sprucegrove International Equity Master Fund

Sprucegrove International Equity Fund